EXECUTION VERSION
FIRST AMENDMENT
TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of May 6, 2010 and is entered into by and among HOLLY CORPORATION, a Delaware corporation (the “Borrower’’), BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”), each of the financial institutions a party hereto as Lenders (hereinafter collectively referred to as “Consenting Lenders,” and individually, a “Consenting Lender”) and, solely for purposes of Section IV hereof, the GUARANTORS listed on the signature papers hereto, and is made with reference to that certain SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 7, 2009 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”) by and among the Borrower, the Lenders, the Administrative Agent, Bank of America, N.A., as Swing Line Lender and L/C Issuer, UBS Loan Finance LLC and U.S. National Association, as Co-Documentation Agents, Union Bank, N.A., formerly known as Union Bank of California, N.A., and Compass Bank, as Syndication Agents, and Banc of America Securities LLC, as Lead Arranger and Sole Book Manager. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.
RECITALS
     WHEREAS, the Loan Parties have requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and
     WHEREAS, subject to certain conditions, the Required Lenders are willing to agree to such amendments.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION I. AMENDMENTS TO CREDIT AGREEMENT
1.1 Amendments to Section 1.01: Defined Terms.
     (a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:
     “First Amendment” means that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of May 6, 2010, among the Borrower, Administrative Agent, the financial institutions and the Guarantors listed on the signature pages thereto.
     “First Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section II of the First Amendment.

     (b) The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended by deleting the second full paragraph thereof and replacing it with the following:
     Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 3 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day after such Compliance Certificate is actually delivered. The Applicable Rate in effect on the Second Restatement Effective Date and continuing until the date immediately preceding the First Amendment Effective Date shall be based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent on or prior to the Second Restatement Effective Date. Beginning on the First Amendment Effective Date and continuing until the first Business Day immediately following the date the Compliance Certificate in respect of the fiscal year ended December 31, 2010 is delivered pursuant to Section 6.02(b), Pricing Level 3 shall apply.
     (c) The following definitions in Section 1.01 of the Credit Agreement are each amended and restated in their entirety as follows:
     “Cash Management Products” means (a) cash and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, interstate depository network services, corporate card services and international wire services) and (b) services relating to the establishment and maintenance of deposit accounts.
     “Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period; provided that (x) with respect to the fiscal quarter ended June 30, 2010 only, the Consolidated Interest Coverage Ratio means the ratio of (a) Consolidated EBITDA for the fiscal quarter ending on such date to (b) Consolidated Interest Charges for such period, (y) with respect to the fiscal quarter ended September 30, 2010 only, the Consolidated Interest Coverage Ratio means the ratio of (a) Consolidated EBITDA for the period of the two prior fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period and (z) with respect to the fiscal quarter ended December 31, 2010 only, the Consolidated Interest Coverage Ratio means the ratio of (a) Consolidated EBITDA for the period of the three prior fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period.
     “Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 6.01(a) or (b); provided that (x) with respect to the fiscal quarter ended June 30, 2010 only, Consolidated Leverage Ratio means the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated EBITDA for the fiscal quarter ending on such date multiplied by four; (y) with respect to the fiscal quarter ended September 30, 2010 only, Consolidated Leverage Ratio means the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated EBITDA for the period of the two prior fiscal quarters ending on such date multiplied by two; and (z) with respect to the fiscal quarter ended December 31, 2010 only, Consolidated Leverage Ratio means the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated EBITDA for the period of the three prior fiscal quarters ending on such date multiplied by four-thirds.
     “Disproportionate Facility Risk” means, as of any date of determination, (a) with respect to any Lender and any Defaulting Lender, the amount as of such date allocable to such Defaulting Lender by which the Outstanding Amount of the Revolving Credit Loans of a Lender exceeds such Lender’s Pro Rata Share of the Outstanding Amount of all Revolving Credit Loans as of such date, (b) with respect to any L/C Issuer and any Defaulting Lender or Impacted Lender, the amount as of such date allocable to such Defaulting Lender or such Impacted Lender by which the Outstanding Amount of the Unfunded L/C Obligations (defined below) of a L/C Issuer exceeds such L/C Issuer’s Pro Rata Share of the Outstanding Amount of all Unfunded L/C Obligations (defined below) as of such date, other than L/C Obligations as to which Cash Collateral or other credit support satisfactory to the Administrative Agent and such L/C Issuer has been provided, and (c) with respect to the Swing Line Lender and any Defaulting Lender or Impacted Lender, all unfunded participations in Swing Line Loans at such date allocable to such Defaulting Lender or such Impacted Lender, other than Swing Line Loans as to which Cash Collateral or other credit support satisfactory to the Administrative Agent and the Swing Line Lender has been provided. As used in this definition, “Unfunded L/C Obligations” means the sum of (i) all unfunded participations in L/C Obligations at such date and (ii) without duplication, all unfunded Base Rate Loans at such date that have been requested but not funded under Section 2.03 to refinance L/C Obligations
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or any other Loan Document, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any other jurisdiction described in clause (a), (c) any backup withholding that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.14), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii).
     “Fee Letter” means the amended and restated fee letter agreement, dated April 6, 2009, among the Borrower, the Administrative Agent and the Arranger.
     “Impacted Lender” means any Lender (a) that has given verbal or written notice to the Borrower, the Administrative Agent, any L/C Issuer or the Swing Line Lender, or has otherwise publicly announced, that such Lender is or believes it will become a Defaulting Lender, (b) as to which the Administrative Agent, any L/C Issuer or the Swing Line Lender has a good faith belief that such Lender has defaulted in fulfilling its funding or payment obligations (as a lender, administrative or other agent, letter of credit issuer or issuer of bank guarantees) under any other syndicated credit facility or (c) to the extent any Affiliate of such Lender, of which the Lender is a direct or indirect Subsidiary, has become the subject of a bankruptcy or insolvency proceeding, unless in each case, the Administrative Agent, each L/C Issuer and the Swing Line Lender have concluded in good faith that the events and circumstances giving rise to such Lender’s designation as an “Impacted Lender” have been rescinded or cured, or the risk of creating Disproportionate Facility Risk has been sufficiently mitigated, so as to permit the removal of such designation.
     “L/C Issuer” means (a) Bank of America or (b) any other Lender, as designated by the Borrower pursuant to a written agreement among the Borrower and such Lender, and acknowledged by the Administrative Agent, such acknowledgement not to be withheld, conditioned or delayed, in such Person’s capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. A L/C Issuer may, in its discretion, arrange for one or more Letters of Credit, as the case may be, to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
     (d) The definitions of each of “Availability Period”, “Distress Event”, “Lender”, “Maturity Date”, “Pro Rata Share”, “Required Lenders” and “Supermajority Lenders” in Section 1.01 of the Credit Agreement are amended by replacing the word “the” before the word “L/C Issuer” with the word “each” in each such definition.
     (e) The definitions of each of “Cash Collateralize”, “Issuer Documents” and “Letter of Credit Application” in Section 1.01 of the Credit Agreement are amended by inserting the word “applicable” before the word “L/C Issuer” each time it appears.
1.2 Amendments to Section 2.03.
     Sections 2.03(a), (c), (d), (e), (f) and (g) of the Credit Agreement are amended and restated in their entirety as follows:
     2.03. Letters of Credit.
     (a) The Letter of Credit Commitment.

     (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Second Restatement Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Restricted Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (i) the Total Outstandings shall not exceed the lesser of (x) the Borrowing Base and (y) the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the First Amendment Effective Date shall be subject to and governed by the terms and conditions hereof.
     (ii) Each L/C Issuer shall not issue any Letter of Credit, if:
     (A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date;
     (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date; or
     (C) after giving effect to such issuance, the Total Outstandings shall exceed the lesser of (i) the Borrowing Base and (ii) the Aggregate Commitments.
     (iii) Each L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
     (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Second Restatement Effective Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Second Restatement Effective Date and which such L/C Issuer in good faith deems material to it;
     (B) the issuance of such Letter of Credit would violate any Laws or one or more policies of such L/C Issuer applicable to letters of credit generally;
     (C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial face amount less than $100,000;
     (D) such Letter of Credit is to be denominated in a currency other than Dollars;
     (E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
     (F) any Lender is at such time a Defaulting Lender or an Impacted Lender, unless such L/C Issuer has entered into arrangements, satisfactory to such L/C Issuer, with the Borrower or such Lender, including the provision of sufficient Cash Collateral or other credit support acceptable to such L/C Issuer, to eliminate such L/C Issuer’s actual Disproportionate Facility Risk with respect to such Lender as to the Letter of Credit then proposed to be issued; provided that to the extent the Borrower provides sufficient Cash Collateral to such L/C Issuer to eliminate such L/C Issuer’s Disproportionate Facility Risk with respect to such Lender as to the Letter of Credit then proposed to be issued, such provision of Cash Collateral shall be deemed to be a satisfactory arrangement to such L/C Issuer.
     (iv) Each L/C Issuer shall not amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
     (v) Each L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
     (c) Drawings and Reimbursements; Funding of Participations.
     (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, each L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by any L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the Borrowing Base and the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
     (ii) Each Lender (including each Lender acting as a L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available (including for this purpose Cash Collateral and other credit support available with respect to the applicable Letter of Credit provided by any Defaulting Lender or Impacted Lender pursuant to Section 2.03(a)(iii)(F)) to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 12:00 noon on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.
     (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied (and have not been waived) or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate from the date such amount is so demanded until the date on which such amount is paid in full. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
     (iv) Until each Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the applicable L/C Issuer.
     (v) Each Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse each L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the applicable L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the satisfaction or waiver of the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse each L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.
     (vi) If any Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of any L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
     (d) Repayment of Participations.
     (i) At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the applicable L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
     (ii) If any payment received by the Administrative Agent for the account of any L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the applicable L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the applicable L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.
     (e) Obligations Absolute. The obligation of the Borrower to reimburse each L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
     (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (iv) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
     (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.
     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against each L/C Issuer and its correspondents unless such notice is given as aforesaid.
     (f) Role of Each L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, each L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the applicable L/C Issuer, and the applicable L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the applicable L/C Issuer’s willful misconduct or gross negligence or the applicable L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and each L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
     (g) Cash Collateral and Other Credit Support.
     (i) Upon the written request of the Administrative Agent, (i) if any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a L/C Borrowing, or (ii) if, as of the date that is 10 Business Days prior to the Letter of Credit Expiration Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize such amount as the Administrative Agent may request, up to a maximum amount equal to the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). Sections 2.06 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder, and Section 2.03(a)(iii)(F) provides for the delivery of Cash Collateral or other credit support in certain circumstances. The Borrower, and to the extent provided by any Defaulting Lender or Impacted Lender pursuant to this Section 2.03, such Lender hereby grants to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein, and all other property provided as collateral under this Section 2.03, Section 2.06 and Section 8.02(c), and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, interest bearing deposit accounts at Bank of America or any L/C Issuer. Upon the indefeasible payment in full in cash of the Obligations, the Administrative Agent shall immediately release the security interest in the cash, deposit accounts and balances therein and proceeds thereof maintained as Cash Collateral pursuant to this Section 2.03(g).

     (ii) Notwithstanding anything to the contrary contained in this Agreement, (i) Cash Collateral or other credit support (and proceeds thereof) provided by any Defaulting Lender or Impacted Lender pursuant to Section 2.03(a)(iii) (F) to support the obligations of such Lender in respect of Letters of Credit shall be held and applied, first, to fund the L/C Advances of such Lender or such Lender’s Pro Rata Share of Base Rate Loans arising from Letters of Credit with respect to which such collateral or other credit support was provided, as contemplated by the foregoing provisions of this Section 2.03, and, second, to fund (x) the L/C Advances of such Lender or such Lender’s Pro Rata Share of Base Rate Loans arising from any other Letters of Credit, as contemplated by the foregoing provisions of this Section 2.03, and (y) any interest accrued for the benefit of the applicable L/C Issuer pursuant to Section 2.03(c)(vi) allocable to such Lender, and (ii) Cash Collateral and other credit support (and proceeds thereof) otherwise provided by or on behalf of the Borrower under Section 2.03, 2.06 or 8.02(c) to support L/C Obligations shall be held and applied, first, to the satisfaction of the specific L/C Obligations so supported and, second, if remedies under Section 8.02 shall have been exercised, to the application of such collateral or other credit support (or proceeds thereof) to any other Obligations in accordance with Section 8.03.
     (iii) Cash Collateral and other credit support provided under Section 2.03(a)(iii)(F) in connection with any Lender’s status as a Defaulting Lender or an Impacted Lender shall be released (except as the applicable L/C Issuer and the Person providing such collateral or other credit support may agree otherwise) promptly following the earlier to occur of (A) the termination of such Lender’s status as a Defaulting Lender or Impacted Lender and (B) following the applicable L/C Issuer’s good faith determination that there remain outstanding no L/C Obligations as to which it has actual or potential Disproportionate Facility Risk in relation to such Lender as to which it desires to maintain Cash Collateral or other credit support; subject, however, to the additional condition that, as to any such collateral or other credit support provided by or on behalf of the Borrower, no Default or Event of Default shall then have occurred and be continuing.
1.3 Amendments to Sections 2.03(b), (h) and (i).
     Sections 2.03(b), (h) and (i) of the Credit Agreement are amended by inserting the word “applicable” before “L/C Issuer” each time it appears in such sections.
1.4 Amendments to Section 2.03(j).
     Section 2.03(j) of the Credit Agreement is amended and restated in its entirety as follows:
     Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in the amount of 0.125%, payable on the actual daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such fronting fee shall be computed on a quarterly basis in arrears. Such fronting fee shall be due and payable (i) on the earlier of (A) 7 days after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and (B) upon receipt of an invoice by the Borrower with respect to such Letter of Credit Fees, (ii) on the Letter of Credit Expiration Date and (iii) thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of each L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
1.5 Amendments to Section 2.03(l).
     Section 2.03(l) of the Credit Agreement is amended by deleting the word “the” and inserting the word “each” before “L/C Issuer” each time it appears in such section.
1.6 Amendments to Section 2.08(c).
     Section 2.08(c) of the Credit Agreement is amended and restated in its entirety as follows:
     In the event that any payment shall be made in respect of the principal amount of any Loan, whether by voluntary or mandatory prepayment, at maturity or pursuant to Article VIII, or any Defaulting Lender shall obtain by set off or otherwise any payment of principal on any Loan or in respect of certain fees it is required to deliver to the Administrative Agent pursuant to Section 10.08, all such payments otherwise payable to or for the account of (or obtained by) such Defaulting Lender shall be applied promptly following receipt by the Administrative Agent, first, to the payment of any obligations or liabilities owed by such Defaulting Lender to the Administrative Agent, second, if at such time there exist any Disproportionate Facility Risk allocable to such Defaulting Lender in respect of (x) the Outstanding Amount of Revolving Credit Loans, (y) the Outstanding Amount of Swing Line Loans or (z) Unreimbursed Amounts in respect of Letters of Credit, to reduce such Disproportionate Facility Risk (such payments of Loans, Swing Line Loans and Unreimbursed Amounts to be made ratably among all Lenders, the Swing Line Lender and all L/C Issuers who have incurred the same in accordance with the respective amounts of such Disproportionate Facility Risk allocable to each of them), third, to Cash Collateralize pursuant to Section 2.03 the remaining Disproportionate Facility Risk allocable to such Defaulting Lender then incurred by each applicable L/C Issuer, and, fourth, to Cash Collateralize pursuant to Section 2.04 the remaining Disproportionate Facility Risk allocable to such Defaulting Lender then incurred by the Swing Line Lender, prior to any payment to such Defaulting Lender.
1.7 Amendments to Section 3.01(a)(ii).
     Section 3.01(a)(ii) of the Credit Agreement is amended by inserting the word “the applicable” before the words “L/C Issuer”.
1.8 Amendments to Section 3.01(c).
     Section 3.01(c) of the Credit Agreement is amended and restated in its entirety as follows:

     Tax Indemnifications. Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby agree to, indemnify the Administrative Agent, each Lender and each L/C Issuer, and shall make payment in respect thereof within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender, such L/C Issuer or any of their respective Affiliates, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or a L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or a L/C Issuer, shall be conclusive absent manifest error.
1.9 Amendments to Section 3.01(f).
     Section 3.01(f) of the Credit Agreement is amended and restated in its entirety as follows:
     Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or a L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, in good faith and in its sole discretion, and as will leave the Administrative Agent, such Lender or such L/C Issuer in no worse position than it would be in if no such Indemnified Taxes or Other Taxes had been imposed and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

1.10 Amendments to Section 3.04.
     Sections 3.04(a) through (d) of the Credit Agreement are amended and restated in their entirety as follows:
     3.04 Increased Costs; Reserves on Eurodollar Rate Loans.
     (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer; or
     (ii) impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
     (b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
     (c) Certificates for Reimbursement. A certificate of a Lender or a L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
     (d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or a L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
1.11 Amendments to Section 4.01(a)(xiii).
     Section 4.01(a)(xiii) of the Credit Agreement is amended by deleting the word “the” and replacing it with the word “any” immediately preceding the words “L/C Issuer”.
1.12 Amendments to Section 4.02(c).
     Section 4.02(c) of the Credit Agreement is amended by inserting the word “applicable” immediately preceding the words “L/C Issuer”.
1.13 Amendments to Section 6.02.
     The second paragraph following clause (f) of Section 6.02 of the Credit Agreement is amended by deleting the words “L/C Issuer” in each place that it appears and replacing it with “L/C Issuers”.
1.14 Amendments to Section 7.01.
     Section 7.01 of the Credit Agreement is amended by inserting a new clause (o) at the end of such section, as follows:
     (o) Liens on any debt instruments or equity interests issued by one or more MLP Parties.
1.15 Amendments to Section 7.01(a).
     Section 7.01(a) of the Credit Agreement is amended and restated in its entirety as follows:
     Liens securing the Obligations;
1.16 Amendments to Section 7.01(k).
     Section 7.01(k) of the Credit Agreement is amended by deleting the reference to “$10,000,000” therein and replacing it with “$25,000,000”.

1.17 Amendments (to Section 7.01(m).
     Section 7.01(m) of the Credit Agreement is amended by the deleting the “and” at the end of such section.
1.18 Amendments to Section 7.01(n).
     Section 7.01(n) of the Credit Agreement is amended by deleting the period at the end of such section and replacing it with “; and ”.
1.19 Amendments to Section 7.03.
     Section 7.03 of the Credit Agreement is amended by inserting new clauses (l) and (m) at the end of such section, as follows:
     (l) secured Indebtedness in connection with Cash Management Obligations; and
     (m) Indebtedness secured solely by debt instruments or equity interests issued by one or more MLP Parties.
1.20 Amendments to Section 7.03(j).
     Section 7.03(j) of the Credit Agreement is amended by the deleting the “and” at the end of such section.
1.21 Amendments to Section 7.03(k).
     Section 7.03(k) of the Credit Agreement is amended by deleting the period at the end of such section and replacing it with “;”.
1.22 Amendments to Section 7.09(iii).
     Section 7.09(iii) of the Credit Agreement is amended by deleting the reference to “Section 7.03(e)” therein and replacing it with a reference to “Section 7.03(e), Section 7.03(f), Section 7.03(j), Section 7.03(l) and Section 7.03 (m)”.
1.23 Amendments to Section 7.11(a).
     Section 7.11(a) of the Credit Agreement is amended and restated in its entirety as follows:
     Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than (i) 2.50:1.00 for the fiscal quarters ended June 30, 2010, September 30, 2010, December 31, 2010 and March 31, 2011 and (ii) 2.75:1.00 for the fiscal quarter ended June 30, 2011 and for each fiscal quarter ended thereafter.

1.24 Amendments to Section 8.02.
     Section 8.02 of the Credit Agreement is amended by deleting the word “the” and replacing it with the word “each” immediately preceding the words “L/C Issuer”.
1.25 Amendments to Section 8.03.
     Section 8.03 of the Credit Agreement is amended and restated in its entirety as follows:
     Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or as otherwise permitted under Section 6.4 of the Guarantee and Collateral Agreement, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including reasonable fees, charges and disbursements of counsel to the respective Lenders and the respective L/C Issuers) and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;
     Fifth, to the Administrative Agent for the account of each L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;
     Sixth, to payment of that portion of the Obligations constituting amounts payable to Qualified Counterparties that are Secured Parties in respect of interest rate protection Swap Contracts and to that portion of the Obligations constituting Cash Management Obligations, in each case, ratably among them in proportion to the respective amounts described in this clause Sixth payable to them; and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above or otherwise promptly returned to the Borrower.
1.26 Amendments to Section 9.01.
     Section 9.01 of the Credit Agreement is amended and restated in its entirety as follows:
     9.01 Appointment and Authority. (a) Each of the Lenders and each of the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
     (b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and each of the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Sections 10.04(b) and 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
1.27 Amendments to Section 9.03(c).
     Section 9.03(c) of the Credit Agreement is amended by deleting the word “the” and replacing it with the word “a” immediately preceding the words “L/C Issuer”.
1.28 Amendments to Section 9.04.
     Section 9.04 of the Credit Agreement is amended by deleting the word “the” and replacing it with the word “each” immediately preceding the words “L/C Issuer” in each place that it appears.

1.29 Amendments to Section 9.06.
     Section 9.06 of the Credit Agreement is amended and restated in its entirety as follows:
     9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders (with the consent of the Borrower; provided that no such consent will be required following the occurrence and during the continuance of a Default or Event of Default) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, in consultation with the Borrower, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Swing Line Lender. Pursuant to Section 10.06(i), if Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the applicable retiring Swing Line Lender, and (b) the applicable retiring Swing Line Lender shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.
1.30 Amendments to Section 9.07.
     Section 9.07 of the Credit Agreement is amended by deleting the word “the” and replacing it with the word “each” immediately preceding the words “L/C Issuer” in each place that it appears.
1.31 Amendments to Section 9.08.
     Section 9.08 of the Credit Agreement is amended by deleting the word “the” and replacing it with the word “a” immediately preceding the words “L/C Issuer”.
1.32 Amendments to Section 9.09.
     Section 9.09 of the Credit Agreement is amended and restated in its entirety as follows:
     9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.10 and 10.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.
1.33 Amendments to Section 9.10.
     Section 9.10 of the Credit Agreement is amended by deleting the words “L/C Issuer” in each place that it appears and replacing it with “L/C Issuers”.
1.34 Amendments to Section 9.11.
     Section 9.11 of the Credit Agreement is amended and restated in its entirety as follows:
     9.11 Indemnification of the Administrative Agent. To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender or any L/C Issuer an amount equivalent to any applicable withholding tax. If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender or any L/C Issuer (because the appropriate form was not delivered, was not properly executed, or because such Lender or such L/C Issuer failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender or such L/C Issuer shall indemnify and hold the Administrative Agent harmless, and shall make payment in respect thereof within ten (10) days after demand therefor, for all amounts paid, directly or indirectly, by the Administrative Agent, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 9.11, together with all costs and expenses (including attorneys fees and expenses). Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 9.11. The obligations of the Lenders and the L/C Issuers under this Section 9.11 shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.
1.35 Amendments to Section 10.01.
     The proviso in Section 10.01 of the Credit Agreement is amended and restated in its entirety as follows:
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each affected L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement or any other Loan Document; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
1.36 Amendments to Section 10.02(a)(i).
     Section 10.02(a)(i) of the Credit Agreement is amended and restated in its entirety as follows:
     (i) if to the Borrower, the Administrative Agent, any L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02, which Schedule may be updated from time to time in connection with the appointment of any L/C Issuer;
1.37 Amendments to Section 10.02(b).
     The first paragraph of Section 10.02(b) of the Credit Agreement is amended and restated in its entirety as follows:
     Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
1.38 Amendments to Section 10.02(c).
     Section 10.02(c) of the Credit Agreement is amended by deleting the word “the” and replacing it with the word “any” immediately preceding the words “L/C Issuer” in each place that it appears.
1.39 Amendments to Section 10.02(d).
     Section 10.02(d) of the Credit Agreement is amended by deleting the word “the” and replacing it with the word “each” immediately preceding the words “L/C Issuer” in each place that it appears.

1.40 Amendments to Section 10.02(e).
     Section 10.02(e) of the Credit Agreement is amended by deleting the word “the” and replacing it with the word “each” immediately preceding the words “L/C Issuer”.
1.41 Amendments to Section 10.03.
     Section 10.03 of the Credit Agreement is amended and restated in its entirety as follows:
     10.03 No Waiver; Cumulative Remedies. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to each such entity’s benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as a L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
1.42 Amendments to Section 10.04.
     Sections 10.04(a), (b), (c) and (f) of the Credit Agreement are amended and restated in their entirety as follows:
     10.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
     (b) The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

     (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or any L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or any L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(e).
     (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
1.43 Amendments to Section 10.05.
     Section 10.05 of the Credit Agreement is amended and restated in its entirety as follows:
     10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
1.44 Amendments to Section 10.06(b).
     Section 10.06(b) of the Credit Agreement is amended by deleting the word “the” and replacing it with the word “each” immediately preceding the words “L/C Issuer”.

1.45 Amendments to Section 10.06(g).
     Section 10.06(g) of the Credit Agreement is amended by deleting the word “the” and replacing it with the word “each” immediately preceding the words “L/C Issuer”.
1.46 Amendments to Section 10.06(i).
     Section 10.06(i) of the Credit Agreement is amended and restated in its entirety as follows:
     (i) Resignation as a L/C Issuer or Swing Line Lender After Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer assigns all of its Commitment and Loans pursuant to subsection (b) above, such L/C Issuer may, upon 30 days’ notice to the Borrower and the Lenders, resign as a L/C Issuer and/or as a Swing Line Lender. In the event of any such resignation as a L/C Issuer and/or as a Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer and/or a Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such L/C Issuer as a L/C Issuer and/or as a Swing Line Lender, as the case may be. If any L/C Issuer resigns as a L/C Issuer, it shall retain all the rights, powers, privileges and duties of a L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as a L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the applicable retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the applicable successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.
1.47 Amendments to Section 10.07.
     Section 10.07 of the Credit Agreement is amended by deleting the word “the” and replacing it with the word “any” immediately preceding the words “L/C Issuer”.
1.48 Amendments to Section 10.08.
     Section 10.08 of the Credit Agreement is amended and restated in its entirety as follows:
     10.08 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, all amounts so set off (other than amounts accrued and owing for (x) interest due and owing to such Defaulting Lender pursuant to Section 2.09, and (y) Letter of Credit Fees which such Defaulting Lender is entitled to receive pursuant to Section 2.03(i), all of which shall nevertheless remain subject to Section 2.13) shall be paid over immediately to the Administrative Agent for application in accordance with the provisions of Section 2.08(c) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
1.49 Amendments to Section 10.13.
     Section 10.13 of the Credit Agreement is amended by deleting the word “the” and replacing it with the word “any” immediately preceding the words “L/C Issuer”.
SECTION II. CONDITIONS TO EFFECTIVENESS
     This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):
     A. Execution. The Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Loan Parties and the Required Lenders.
     B. Fees. The Borrower shall have paid all fees and other amounts due and payable to the Administrative Agent or the Consenting Lenders on or prior to the First Amendment Effective Date, including (i) a consent fee of 35 basis points on the amount of each Consenting Lender’s Commitment to each Consenting Lender that delivers its approval and its executed signature page to this Amendment to the Administrative Agent on or prior to the date first written above, such fee shall be payable to the Administrative Agent, for the benefit of each such Consenting Lender, to be distributed by the Administrative Agent to each such Consenting Lender and (ii) to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, under the Engagement

Letter, dated as of April 20, 2010, by and between the Borrower and the Administrative Agent, or any other Loan Document.
     C. Guarantee and Collateral Agreement Amendment. Amendment No. 2 to the Guarantee and Collateral Agreement, dated as of May 6, 2010, by and among the Borrower, the Subsidiary Guarantors (as defined therein) and the Administrative Agent, is effective.
SECTION III. REPRESENTATIONS AND WARRANTIES
     In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:
     A. Corporate Power and Authority. Each Loan Party, which is party hereto, has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Loan Documents.
     B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Loan Documents have been duly authorized by all necessary action on the part of each Loan Party.
     C. No Conflict. The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of the Amended Agreement and the other Loan Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of the Borrower or any Loan Party or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Loan Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section III.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Loan Party (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of each Loan Party, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.
     D. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Loan Party of this Amendment and the performance by the Borrower of the Amended Agreement and the other Loan Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

     E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by each of the Loan Parties party thereto and each constitutes a legal, valid and binding obligation of such Loan Party to the extent a party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     F. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article V of the Credit Agreement are and will be true and correct in all material respects on and as of the First Amendment Effective Date (after giving effect to the First Amendment) to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
     G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.
SECTION IV. ACKNOWLEDGMENT AND CONSENT
     Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document).
     Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Loan Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
     Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION V. MISCELLANEOUS
     A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.
     (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
     (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
     (iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent-Related Person or Lender under, the Credit Agreement or any of the other Loan Documents.
     B. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
     C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
     D. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	HOLLY CORPORATION, a Delaware corporation, as Borrower
	By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

GUARANTORS:	BLACK EAGLE, INC.
	By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

HOLLYMARKS, LLC
	By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

HOLLY PAYROLL SERVICES, INC.
	By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

HOLLY PETROLEUM, INC.
	By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

[First Amendment to Second Amended and Restated Credit Agreement]

HOLLY REALTY, LLC
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

HOLLY REFINING & MARKETING COMPANY
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

HOLLY REFINING & MARKETING — TULSA LLC (formerly known as Holly Refining & Marketing — MidCon, L.L.C.)
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

HOLLY REFINING & MARKETING COMPANY — WOODS CROSS
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

HOLLY REFINING COMMUNICATIONS, INC.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

HOLLY TRUCKING, L.L.C.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer
[First Amendment to Second Amended and Restated Credit Agreement]

HOLLY UNEV PIPELINE COMPANY
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

HOLLY UTAH HOLDINGS, INC.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

HOLLY WESTERN ASPHALT COMPANY
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

HRM MONTANA F/K/A MONTANA REFINING COMPANY By: Black Eagle, Inc., partner
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

By: Navajo Northern, Inc., partner
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

HRM REALTY, LLC
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer
[First Amendment to Second Amended and Restated Credit Agreement]

LEA REFINING COMPANY
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

LOREFCO, INC.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

MONTANA RETAIL CORPORATION
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

NAVAJO CRUDE OIL PURCHASING, INC.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

NAVAJO HOLDINGS, INC.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

NAVAJO NORTHERN, INC.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer
[First Amendment to Second Amended and Restated Credit Agreement]

NAVAJO PIPELINE CO., L.P.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

NAVAJO PIPELINE GP, L.L.C.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

NAVAJO PIPELINE LP, L.L.C. By: Navajo Holdings, Inc., its sole member
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

NAVAJO REFINING COMPANY, L.L.C. (Successor of merger with Navajo Refining Company, L.P.)
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

NAVAJO REFINING GP, L.L.C.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer
[First Amendment to Second Amended and Restated Credit Agreement]

NAVAJO REFINING LP, L.L.C. By: Holly Corporation, its sole member
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

NAVAJO WESTERN ASPHALT COMPANY
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

NK ASPHALT PARTNERS D/B/A HOLLY ASPHALT COMPANY By: Navajo Western Asphalt Company, partner
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

By: Holly Western Asphalt Company, partner
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

WOODS CROSS REFINING COMPANY, L.L.C.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer
[First Amendment to Second Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Ronald E. McKaig
	Name:	Ronald E. McKaig
	Title:	Senior Vice President

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Ronald E. McKaig
	Name:	Ronald E. McKaig
	Title:	Senior Vice President
[First Amendment to Second Amended and Restated Credit Agreement]

UNION BANK, N.A., as a Lender
By:	/s/ Sean M. Murphy
	Name:	Sean M. Murphy
	Title:	Senior Vice President
[First Amendment to Second Amended and Restated Credit Agreement]

COMPASS BANK, as a Lender
By:	/s/ Stuart Murray
	Name:	Stuart Murray
	Title:	Senior Vice President
[First Amendment to Second Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Daniel K. Hansen
	Name:	Daniel K. Hansen
	Title:	Vice President
[First Amendment to Second Amended and Restated Credit Agreement]

UBS LOAN FINANCE LLC, as a Lender
By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director
[First Amendment to Second Amended and Restated Credit Agreement]

COMPASS BANK, successor in interest to GUARANTY BANK, as a Lender
By:	/s/ Stuart Murray
	Name:	Stuart Murray
	Title:	Senior Vice President
[First Amendment to Second Amended and Restated Credit Agreement]

CAPITAL ONE, N.A., as a Lender
By:	/s/ Nancy M. Mak
	Name:	Nancy M. Mak
	Title:	Vice President
[First Amendment to Second Amended and Restated Credit Agreement]

UMB BANK ARIZONA, N.A., as a Lender
By:	/s/ John Damiris
	Name:	John Damiris
	Title:	Assistant Vice President
[First Amendment to Second Amended and Restated Credit Agreement]

COMERICA BANK, as a Lender
By:	/s/ Catherine Meisier Young
	Name:	Catherine Meisier Young
	Title:	Vice President
[First Amendment to Second Amended and Restated Credit Agreement]

RZB FINANCE, LLC, as a Lender
By:	/s/ Christoph Hoedl
	Name:	Christoph Hoedl
	Title:	First Vice President

By:	/s/ Randall Abrams
	Name:	Randall Abrams
	Title:	Vice President
[First Amendment to Second Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Andrew S. Bae
	Name:	Andrew S. Bae
	Title:	Vice President
[First Amendment to Second Amended and Restated Credit Agreement]

STATE BANK OF INDIA, as a Lender
By:	/s/ Prabodh Parikh
	Name:	Prabodh Parikh
	Title:	Vice President & Head (Credit)
[First Amendment to Second Amended and Restated Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender
By:	/s/ John Makrinos
	Name:	John Makrinos
	Title:	Authorized Signatory
[First Amendment to Second Amended and Restated Credit Agreement]

WELLS FARGO BANK, N.A., as a Lender
By:	/s/ Suzanne F. Ridenhour
	Name:	Suzanne F. Ridenhour
	Title:	Vice President

[First Amendment to Second Amended and Restated Credit Agreement]